Exhibit 10.8

LEASE AGREEMENT

BETWEEN

FALK US PROPERTY INCOME FUND II, L.P.

AS LANDLORD

AND

ONLINE RESOURCES CORPORATION

AS TENANT

DATED MAY       , 2004

MEADOWS IV

CHANTILLY, VIRGINIA

BASIC LEASE INFORMATION

Lease Date:	May , 2004

Landlord:	FALK US PROPERTY INCOME FUND II, L.P., a Delaware limited partnership

Tenant:	ONLINE RESOURCES CORPORATION, a Delaware corporation

Premises:	That portion of the east wing of the office building commonly known as Meadows IV (the “Building”) located at 4795 Meadow Wood Lane, Chantilly, Virginia outlined on the plan attached to the Lease as Exhibit A (the “Premises"), including a data center (the "Data Center”) and a fulfillment center both located on the first floor of the Premises as shown on said Exhibit A (the “Fulfillment Center”). As measured in accordance with the Building Owners and Managers Association standard method of measurement (ANSI/BOMA Z65.1-1996), the Premises contain 73,905 rentable square feet (including 5,765 rentable square feet within the Data Center), and the Building contains 148,160 rentable square feet. The land on which the Building is located (the “Land”) is described on Exhibit B to the Lease. The term “Building” includes the related land, driveways, surface parking facilities and similar improvements. The term “Project” shall collectively refer to the Building, the parking garage located on the Land (the “Garage”), the Land and easements associated with the foregoing or the operation thereof.

Term:	Commencing on the Commencement Date and ending at 11:59 p.m. local time on September 30, 2014 (the “Initial Term”), subject to adjustment and earlier termination as provided in the Lease (the Initial Term together with exercised extensions or renewals thereof being hereinafter referred to as the “Term”).

Renewal Option:	Two (2) renewal options for a period of five years each (See Exhibit C to the Lease).

Right of First Offer:	The Right of First Offer as set forth in Exhibit D.

Commencement Date:	The date on which the Lease is executed by both Landlord and Tenant (the “Commencement Date”). The party last executing the Lease shall have authority to date the Lease and the Confirmation of Commencement Date, in the form attached hereto as Exhibit E, effective as of the date on which such party executes this Lease. The Premises shall be made available to Tenant on the Commencement Date in the condition required by the Lease.

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Rent Commencement Date:	October 1, 2004 (the “Rent Commencement Date”); provided that, as long as there exists no continuing Event of Default, Basic Rent and Additional Rent on all rentable area in the Premises in excess of 65,000 rentable square feet shall be abated until October 1, 2005 at which time Basic Rent and Additional Rent shall be due with respect to approximately one half of the remaining rentable area in the Premises (4,452 rentable square feet) with such abatement continuing with respect to the balance of rentable area (4,453 rentable square feet) until April 1, 2006, after which Basic Rent and Additional Rent shall be due and payable with respect to all of the Premises.

Basic Rent:	Subject to the abatement provisions above, annual basic rent (“Basic Rent”) for the first Lease Year (as defined below) shall be as follows:

(i) $21.50 per rentable square foot in the Premises, (excluding the rentable area within the Data Center) (i.e 68,140 rentable square feet) as follows:

Lease Year	Rate PSF	Annual	Monthly
1	$21.50	$1,465,010.00	$122,084.17
2	$22.09	$1,505,212.60	$125,434.38
3	$22.70	$1,546,778.00	$128,898.17
4	$23.32	$1,589,024.80	$132,418.73
5	$23.96	$1,632,634.40	$136,052.87
6	$24.62	$1,677,606.80	$139,800.57
7	$25.30	$1,723,942.00	$143,661.83
8	$26.00	$1,771,640.00	$147,636.67
9	$26.72	$1,820,700.80	$151,725.07
10	$27.45	$1,870,443.00	$155,870.25

(ii) $19.50 per rentable square foot in Data Center (i.e 5,765 rentable square feet) as follows:

Lease Year	Rate PSF	Annual	Monthly
1	$19.50	$112,417.50	$9,368.13
2	$20.04	$115,530.60	$9,627.55
3	$20.59	$118,701.35	$9,891.78
4	$21.16	$121,987.40	$10,165.62
5	$21.74	$125,331.10	$10,444.26
6	$22.34	$128,790.10	$10,732.51
7	$22.95	$132,306.75	$11,025.56
8	$23.58	$135,938.70	$11,328.23
9	$24.23	$139,685.95	$11,640.50
10	$24.90	$143,548.50	$11,962.38

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Subject to the abatement provisions above, combined Basic Rent for the Premises (including the Data Center) for the first Lease Year shall be as follows:

Lease Year	Annual	Monthly
1	$1,577,427.50	$131,452.29
2	$1,620,743.20	$135,061.93
3	$1,665,479.35	$138,789.95
4	$1,711,012.20	$142,584.35
5	$1,757,965.50	$146,497.13
6	$1,806,396.90	$150,533.08
7	$1,856,248.75	$154,687.40
8	$1,907,578.70	$158,964.89
9	$1,960,386.75	$163,365.56
10	$2,013,991.50	$167,832.63

On the first and each successive anniversary of the Rent Commencement Date, Basic Rent shall be increased by two and three quarters percent (2.75%) from the amount of Basic Rent payable during the immediately preceding Lease Year.

Lease Year/Month	As used herein, the term “Lease Month” shall mean each calendar month during the Term commencing on the Rent Commencement Date, and the term "Lease Year” shall mean each period of twelve (12) consecutive Lease Months ending on the day prior to the annual anniversary of the Rent Commencement Date.

Security Deposit:	A Letter of Credit in the amount of $1,577,427.50 (the “LC Amount”) in the form required by Section 6 of the Lease, the original of which shall be delivered to Landlord before Tenant’s first draw on the Allowance, but in no event later than sixty (60) days after the Commencement Date.

Rent:	Basic Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease (collectively “Rent”).

Permitted Use:	General office, data center, call center and administrative purposes and for any other lawful purpose which is suitable for comparable office buildings in Northern Virginia (“Permitted Use”); provided, that any usage as a call center shall not in any event create demand for parking in excess of the capacity allocated to Tenant including the parking rights granted Tenant in Section 2(d) of the Lease.

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Tenant’s Proportionate Share:	Fifty percent (50%) (“Proportionate Share”) (Rounded up based upon 73,905 rentable square feet in the Premises and 148,160 rentable square feet in the Building

Base Year:	Operating Costs for the Building for the calendar year 2004 (grossed up as provided in the Lease) and Taxes for calendar year 2004, grossed up for a fully assessed Project, as provided in the Lease (“Base Year”).

Initial Liability Insurance Amount:	$3,000,000

Tenant’s Address:	Prior to Move of Executive Offices to Premises:	After Move of Executive Offices to Premises:
	Online Resources Corporation	Online Resources Corporation
	7600 Colshire Drive, Suite 600	4795 Meadow Wood Lane
	McLean, VA 22102	Suite 300 East
	Attention: Chief Financial Officer	Chantilly, VA 20151
	Telephone: (703) 394-5100	Attention: Chief Financial Officer
	Telecopy: (703) 873-0204	Telephone: (703) 394-5100*
Telecopy: (703) 873-0204*

*New phone and fax numbers not yet assigned. Subject to change by written notice to Landlord.

Landlord’s Address:	Falk US Property Income Fund II, L.P. c/o Daniel T. Borger
Real Estate Advisory Services
6 Adelaide Street East, Suite 310
Toronto, Ontario, Canada M5C 1H6
Attn: Daniel T. Borger

Mortgagee’s Address:	In the event of Landlord default only: Westdeutsche ImmobilienBank
Wilh.-Th.-Roemheld-Str. 24
55032 Mainz
Federal Republic of Germany
Attn: Dr. Jürgen Gerber

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	FALK US PROPERTY INCOME FUND II, L.P., a Delaware limited partnership
	By:	Falk U.S. Investments, Inc.
General Partner

By:
Name:
Title:

TENANT:	ONLINE RESOURCES CORPORATION a Delaware corporation
By:
Name:
Title:

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			Page
	(x)	List of Exhibits	35
24.	Other Provisions		35
	(a)	Disclaimer of Warranty	35

EXHIBITS

Exhibit A	-	Outline of Premises
Exhibit A-1	-	Location of Reserved Parking Spaces
Exhibit B	-	Description of the Land
Exhibit C	-	Renewal Option
Exhibit D	-	Right of First Offer
Exhibit E	-	Form of Confirmation of Commencement Date
Exhibit F	-	Tenant Finish-Work: Allowance
Exhibit G	-	[Intentionally Left Blank]
Exhibit H	-	Project Rules and Regulations
Exhibit I	-	Form of Tenant Estoppel Certificate
Exhibit J	-	Form of SNDA
Exhibit K	-	Signage
Exhibit L	-	Cleaning Specifications
Exhibit M	-	Stacked Parking Area

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LEASE AGREEMENT

     THIS LEASE AGREEMENT (this “Lease”) is entered into as of May      , 2004, between FALK US PROPERTY INCOME FUND II, L.P., a Delaware limited partnership (“Landlord”) and ONLINE RESOURCES CORPORATION, a Delaware corporation (“Tenant”).

     1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease:

          (a) "Affiliate” means any person or entity that, directly or indirectly, through one (1) or more intermediaries, controls, is controlled by, or is under common control with the party in question.

          (b) "Building Structure” means the exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams of the Building and, if applicable, the Garage.

          (c) "Building Systems” means the HVAC, life-safety, plumbing, electrical, and mechanical systems for the Building and, if applicable, the Garage, excluding the generator and those other systems that exclusively serve the Premises.

          (d) "Holidays” means New Year’s Day, President’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

          (e) "including” means including, without limitation.

          (f) "Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project and “Law” shall mean any of the foregoing.

          (g) "Personalty” means all furniture currently located on or within the Premises.

          (h) "Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on the grounds of the Project (other than inside the Premises) with Landlord’s prior written approval.

          (i) "Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

     2. Lease Grant.

          (a) Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises.

          (b) As part of the Premises and without additional charge, throughout the Term, Tenant may use up to 3.8 parking spaces per 1,000 rentable square feet of the Premises in the parking facilities serving the Building (surface parking and the Garage) on a non-exclusive, unreserved, first-come, first-served basis. Additionally, as part of such parking allotment of parking, Tenant shall be entitled to have ten (10) reserved parking spaces proximate to Tenant’s primary entrance or entrance to the Garage and designated as “Online Reserved” in the location shown on Exhibit A-1 attached hereto. There will be no additional charge to Tenant for such reserved parking spaces.

          (c) At no time during the Term will Landlord have the right to compel Tenant to participate in any valet parking program(s) or reserve or prevent Tenant from gaining access to or using any parking spaces on the site in connection with a valet parking program imposed on any other tenant(s), unless the same is made necessary due to a temporary emergency that renders all or part of the Garage unusable.

          (d) In the event Landlord installs access gates to the parking area or issues permits for parking, Tenant may, at its expense and subject to applicable Laws, institute its own stack parking or valet parking system in the parking area marked as “Stacked Parking Area” on Exhibit M to increase its parking utilization of that area, except in the event of a temporary emergency.

          (e) Landlord shall not be responsible for enforcing Tenant’s parking rights. Landlord will use commercially reasonable efforts to prevent persons other than owners, employees, contractors, invitees and visitors of tenants of the Building from parking in the Garage or surface parking lots. Landlord is responsible to cooperate with Tenant to ensure unauthorized third parties do not park in the Garage or surface parking or park in Tenant’s reserved spaces.

     3. Tender of Possession. Landlord shall tender possession of the Premises (and the Personalty) to Tenant on the Commencement Date in the condition required by this Lease so that Tenant can commence the Work (as defined herein) in accordance with, and after obtaining approvals required by, Exhibit E to this Lease. Upon Tenant delivering the Letter of Credit to Landlord, Landlord agrees to transfer to Tenant all of Landlord’s right, title and interest in and to all the furniture currently contained in the Premises on an AS-IS basis. Tenant may use or sell such furniture at its sole election without accounting to Landlord for any proceeds.

     4. Rent.

          (a) Payment. Tenant shall timely pay Rent to Landlord, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by check drawn on a United States financial institution, by wire transfer or (at Tenant’s option) automated clearing house deposit, at Landlord’s address provided for in this Lease or as otherwise specified by

Landlord. Subject to change by Landlord’s delivery of not less than fifteen (15) days written notice to Tenant, wiring instructions for payment of Rent to Landlord are as follows:

Bank of America, N.A., 414 Union Street, Nashville, TN 37212
ABA Routing Number: 064 000020
SWIFT Code: BOFAUS3N064000020.
Credit to the Account of Falk US Property Income Fund II, L.P.
Account Number: 0001-1369-9532
Attention: Jason Keen, Tel: 615-383-2475, Fax: 615-297-1355

The obligations of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Annual Basic Rent, adjusted as herein provided, shall be payable monthly in advance in equal installments during the Term on the first day of each month commencing on October 1, 2004. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent.

          (b) Definitions. As used herein, the following definitions shall apply:

               (i) "Additional Rent” shall mean the additional rental payable by Tenant to Landlord for increases in Taxes and Operating Expenses as set forth in subparagraph (c) below.

               (ii) "Additional Rent Statement” shall mean a detailed statement certified by an officer or general partner of landlord or an outside third-party accountant of the actual amount of Additional Rent due from Tenant for the previous calendar year to be delivered and reconciled as provided below.

               (iii) "Controllable Operating Costs” shall mean all Operating Costs other than (a) insurance, (b) the cost of removing and controlling ice and snow, (c) utilities, (d) security costs, if any, and (e) individual Operating Costs that are subject to arm’s length competitive bidding in free market conditions where applicable cost increases occur solely due to factors or reasons that are outside of Landlord’s control. [Note: Taxes are excluded from the definition of “Operating Costs” and are therefore not considered Controllable Operating Costs.]

               (iv) "Excluded Expenses” shall mean (i) capital improvements made to the Project, other than Permitted Capital Expenses; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties, or other costs for which Landlord is reimbursed; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions and other expenses incurred in leasing or procuring new tenants; (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (viii) Taxes; (ix) ground rents; (x) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project; (xi) compensation paid to officers of Landlord or officers of the Landlord’s management agent not performing property management related activities; (xii) costs directly resulting from the gross negligence or willful misconduct of Landlord, its employees, agents or contractors; (xiii) costs incurred to remedy any violations of Law existing as of the Lease Date; (xiv) costs relating the remediation or removal of any Hazardous Materials in violation of applicable Law the presence of which was not caused or exacerbated by Tenant; (xv) cost paid to affiliates of Landlord that exceed those that would be charged by unaffiliated entities for comparable goods and services; and (xvi) cost of administration and management of the partnership activities of Landlord (including accounting services associated with such partnership activities).

               (v) "Operating Costs” shall mean all expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Project other than Excluded Expenses, as such Operating Costs are determined in accordance with sound accounting principles consistently applied, including but not limited to the following costs: (A) wages and salaries (including management fees) of all on-site employees engaged in the operation, maintenance or security of the Project (together with an allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) Permitted Capital Expenses; (D) utilities; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Project; (G) fair market rental and other costs with respect to the management office for the Project which office shall not exceed 1,000 RSF and further provided same does not increase after the Base Year; (H) assessments for common charges under any restrictive covenant or other private agreement affecting the Project; and (I) service or, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project (including alarm service, window cleaning, and elevator maintenance).

               (vi) "Permitted Capital Expenses” shall mean costs for capital improvements made to the Project that reduce the normal Operating Costs (including all utility costs) of the Project, as amortized by Landlord over the reasonable life of such improvement in accordance with GAAP or such shorter period of time as determined by Landlord to the number of years that it will take to fully amortize the cost of the capital improvement if the yearly amortization is equal to the projected annual savings, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized by Landlord over the reasonable life of such improvement in accordance with generally acceptable accounting principles

               (vii) "Taxes” shall mean:

A.	any fee, license fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, government charge or tax imposed by any taxing authority against the Project by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments now or hereafter attributable to or payable in connection with the Project (or its operation or the income therefrom) (including, but not limited to, any assessments associated with improvements to Route 28), (ii) any tax on the Landlord’s right to receive, or the receipt of, rent or income from the Project or against Landlord’s business of leasing the Project; (iii) any tax, or charge, or assessment, or any assessment for repayment of bonds for fire protection, streets, sidewalks, road maintenance or expansion, refuse or other services provided to the Project for any governmental agency; (iv) any charge or fee replacing any tax previously included within the definition of Taxes; (v) occupational and license taxes (BPOL); and (vi) any costs incurred by Landlord in contesting such Taxes, whether successful or not. “Taxes” shall not include any tax upon Landlord’s net income or profits (such as but not limited to state and federal income tax) and shall also not include gift, transfer, excise, capital stock or succession taxes or penalties and interest thereon; and

B.	If there is levied on Landlord a capital or sales tax directly on the rents received from the Project or a franchise or excise tax, assessment, or charge based, in whole or in part, upon the rents for the Project or the value of the Project, then all such taxes, assessments, or charges, or the part thereof so based, whether the same is charged directly to Landlord, or to any of the constituent entities of Landlord on account of their ownership interest in Landlord, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project.

C.	For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project. Notwithstanding the foregoing, Landlord agrees to make good faith efforts to send Tenant notice of all tax assessments as well as notices of reappraisement and a copy of all tax bills; provided that Landlord’s failure to send such notice(s) or tax bills shall not relieve Tenant from its obligation to pay its Proportional Share of Taxes.

          (c) Operating Costs; Taxes. Landlord shall pay all Taxes by the date due, and shall, upon Tenant’s written request, furnish Tenant with evidence of such payment. Commencing on October 1, 2005, Tenant shall pay to Landlord as Additional Rent an amount equal to Tenant’s Proportionate Share of the amount by which the annual Operating Costs and Taxes for the Project in any calendar year exceed the amount of Operating Costs and Taxes for the Project for the Base Year; provided, that Tenant will not be required to pay any increases in Controllable Operating Costs in excess of seven percent (7%) of the previous years Operating Costs.

          (d) Estimated Payments. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term (after the Base Year), Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, provided Tenant has a minimum of thirty (30) days notice, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the

Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when the actual Additional Rent figure is available for each calendar year.

          (e) Reconciliation. By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant an Additional Rent Statement together with receipted tax bills showing payments of all Taxes. If Tenant’s estimated payments of Operating Costs or Taxes for the year covered by the Additional Rent Statement exceed the actual amount of Tenant’s Proportionate Share of such items as indicated in the Additional Rent Statement, then Landlord shall credit such overpayment toward the next installment of Rent or, if the Lease term has expired, Landlord shall refund the overpayment to Tenant within thirty (30) days of delivery of the Additional Rent Statement to Tenant. If Tenant’s estimated payments of Operating Costs or Taxes for such year are less than Tenant’s share of such items as indicated in the Additional Rent Statement, then Tenant shall promptly pay Landlord such deficiency not later than thirty (30) days after Tenant’s receipt of the Additional Rent Statement.

          (f) Gross-Up for Partial Occupancy. With respect to the Base Year and any calendar year or partial calendar year in which the Building is not occupied to the extent of ninety-five percent (95%) of the rentable area thereof, or Landlord is not supplying services consistent with those provided in the Base Year to ninety-five percent (95%) of the rentable area thereof, the Operating Costs and Taxes for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of ninety-five percent (95%) of the rentable area thereof and Landlord had been supplying services and receiving income with respect to ninety-five percent (95%) of the rentable area of the Building. Equitable adjustments shall be made to Taxes and Operating Costs (including adjustments to be made in calculating Taxes and Operating Costs in the Base Year) to reflect (a) that the Building is occupied and fully assessed based on market rate rental rates, (b) an occupancy rate of ninety five (95%) in the Building, (c) the fact that some maintenance and repair charges which would normally have been incurred during the Base Year were not incurred by virtue of certain systems warranties, (d) the possibility that some maintenance and other services which would normally be incurred in similar class A office buildings during any one operating year were not for any reason (i.e. window cleaning, landscaping, etc.), and (e) the possibility that some maintenance and other services otherwise includable in the Base Year were incurred, for whatever reason, that would not normally be incurred in similar class A office buildings during any one calendar operating year.

          (g) Taxes on Leasehold Improvements. If, under Virginia or Fairfax County Law or regulations, the Tax Assessor is required to include leasehold (real property) improvements in determining the assessed value of the Project, then to the extent that Tenant makes leasehold improvements (excluding the original Work approved by Landlord pursuant to Exhibit E), whether done prior to or after the commencement of the Term of this Lease, Tenant shall pay the real estate taxes attributable to the value of such extraordinary leasehold improvements throughout the Term of this Lease within thirty (30) days after being billed therefor by Landlord.

          (h) Tenant Audit Rights. Notwithstanding anything in this Lease to the contrary, Tenant and any certified public accountant as Tenant may designate, shall have the right, at Tenant’s expense, within 100 days after Landlord delivers to Tenant an Additional Rent Statement to inspect and examine at the Building or at the office of Landlord’s property manager, the books and records of Landlord that relate to or have any bearing upon the Operating Costs or Taxes for the calendar year with respect to which the Additional Rent Statement relates, for the purpose of verifying the information in each statement. Only with respect to the first Additional Rent Statement received by Tenant, Tenant shall have the right to audit books and records for the calendar year included in such Additional Rent Statement as well as the books and records of landlord with respect to Operating Costs and Taxes for the Base Year. Notwithstanding the foregoing, if Tenant discovers an error that reasonably could have been made in a prior year, Tenant may inspect and examine Landlord’s books and records for the two (2) immediately preceding years for the purpose of determining whether such error was in fact made in such prior years(s); provided, that books and records for any prior year for which an Additional Rent Statement has been prepared and settled shall not be subject to audit after a bona sale to a third party that is not an Affiliate of the seller. In the event that any such inspection reveals an error in the Landlord’s calculations of Operating Costs and Taxes to the Landlord’s benefit in excess of seven percent (7%) in the aggregate for the year in question, then Landlord shall bear the reasonable third party expenses of Tenant’s investigation including the fees of Tenant’s accountant; provided that in no event shall Tenant engage third parties on a contingency or percentage savings basis.

     5. Other Payment Provisions.

          (a) Delinquent Payment; Handling Charges. Should Tenant fail to pay any Rent within five (5) days after written notice that the same is past due (the “Delinquent Payment”), Landlord, in addition to all other rights and remedies available to it, Landlord may charge and, if charged, Tenant shall pay to Landlord (i) a late fee equal to five percent (5%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency plus (ii) interest from the date the Delinquent Payment was due until paid at the lesser of the rate of twelve percent (12%) per annum or the maximum rate allowed by Law (the “Default Rate”); provided that no interest shall be due or payable if Tenant made commercially reasonable efforts to make such payment but the payment was not timely received by Landlord for reasons beyond Tenant’s control such as clerical error (but excluding in any event lack of financial resources). In no event, however, shall the charges permitted under this Section or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

     6. Letter of Credit/Letter of Credit. Prior to Tenant’s first draw of the Allowance but in no event later than sixty (60) days after the Commencement Date, Tenant shall deliver to Landlord as a Letter of Credit (such letter of credit, together with any additional letters of credit required herein, and any renewals or replacements thereof being referred to herein collectively as the "Letter of Credit”) in the LC Amount, issued by a financial institution that is acceptable to Landlord and payable at the counters of a financial institution located in Fairfax County, Virginia. Landlord hereby approves Bank of America, M&T Bank and Silicon Valley Bank as

issuers of the Letter of Credit, as long as such banks maintain the minimum credit rating specified in Section 6(c) below.

          (a) Form of Letter of Credit. The Letter of Credit shall be clean, unconditional, irrevocable, transferable and in form satisfactory to Landlord, payable on Landlord’s sight draft thereon without any conditions and without requiring any accompanying documentation other than the Letter of Credit itself.

          (b) Expiration/Renewal of Letter of Credit. Tenant shall keep the Letter of Credit in full force and effect at all times during the Term and for thirty (30) days after the expiration of the Term. The initial Letter of Credit shall expire no sooner than October 31, 2005. The Letter of Credit must be satisfactorily renewed or replaced with replacement Letters of Credit meeting all of the above requirements except that the expiration date shall be no less than twelve (12) months from the date of issuance. Such renewal or replacement Letters of Credit must be in Landlord’s possession no later than thirty (30) days prior to the expiration of the then current Letter of Credit. Tenant shall be responsible for obtaining such renewal or replacement Letter of Credit at its sole expense. Failure to renew the Letter of Credit in accordance with the foregoing will entitle Landlord to present the Letter of Credit for payment, without providing Tenant any notice or opportunity to cure, and the entire sum drawn thereunder shall be held by Landlord as provided in subsection G, below.

          (c) Change in Issuer Financial Condition. Tenant understands that Landlord is relying upon the financial condition of the issuer of the Letter of Credit, as a primary inducement to Landlord to lease the Premises to Tenant. In the event Moody’s rating on the issuer’s long term senior debt becomes less than Baa while the Letter of Credit is outstanding, Landlord may notify Tenant of such fact, and Tenant shall have ten (10) business days from the date of such notice within which to either (i) secure the Letter of Credit with additional collateral reasonably acceptable to Landlord in its sole discretion; (ii) provide a substitute letter of credit in the same form as the Letter of Credit but issued by a banking institution reasonably satisfactory to Landlord having its senior long term debt rated at least Baa by Moody’s or equivalent rating service; or (iii) have the Letter of Credit confirmed by a banking institution reasonably satisfactory to Landlord having its senior long term debt rated at least Baa by Moody’s or equivalent rating service. Failure to do one of the foregoing within such time shall constitute an Event of Default under this Lease and shall entitle Landlord to present the Letter of Credit for payment at any time after such Event of Default, without providing Tenant any further notice or opportunity to cure, and the entire sum drawn thereunder shall be held by Landlord as provided in subsection G, below.

          (d) Transfer of Building. In the event of a transfer of Landlord’s interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said Letter of Credit to a new landlord.

          (e) No Tenant Right to Assign/Encumber. Tenant covenants that it will not assign or encumber said Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

          (f) Right to Draw Upon Event of Default. Upon the occurrence of any Event of a Default (as defined in Section 18 below), in addition to any or all of its other remedies contained in this Lease, Landlord shall have the right (but not the obligation) to present the Letter of Credit for payment. In the event of any such draw, Tenant shall forthwith provide Landlord with an additional letter of credit in an amount sufficient to restore the aggregate amounts of the Letter(s) of Credit held by Landlord to the LC Amount.

          (g) Application of Proceeds. Landlord may use or apply the whole or any part of the amounts drawn on the Letter of Credit (the “Proceeds”) for the payment of Tenant’s obligations under this Lease. Any Proceeds not otherwise applied to amounts then due Landlord shall serve as security for the prompt, full, and faithful performance by Tenant of the terms and provisions of this Lease. Tenant’s obligation to furnish the Letter of Credit and any use, application or retention by Landlord of all or any part of the Proceeds shall not be deemed in any way to constitute liquidated damages for any default by Tenant, or to limit the remedies to which Landlord is otherwise entitled under the terms of this Lease. In the event the Proceeds are reduced below the LC Amount by such use or application, Tenant shall deposit with Landlord, within ten (10) days after notice, an amount sufficient to restore the amount of the Proceeds to the LC Amount. Landlord shall not be required to keep the Proceeds separate from Landlord’s general funds or pay interest on the Proceeds. Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Proceeds shall be returned to Tenant within thirty (30) days subsequent to the expiration of this Lease. No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Proceeds. If Landlord transfers the Premises during the Term of this Lease, Landlord shall pay the Proceeds to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Proceeds.

          (h) Reductions in Letter of Credit. Provided that (i) Tenant is not then in default of this Lease (without regard to grace and cure periods), (ii) Tenant has not been delinquent in the payment of Rent beyond the fifth day on which such payment is due under the Lease more than twice during the preceding 12 months, and (ii) there shall not have occurred any material adverse change in Tenant’s financial condition since the Commencement Date, at each anniversary of the Rent Commencement Date the LC Amount shall be reduced by an amount equal to one (1) months Basic Rent (by way of an amendment to the Letter of Credit approved in writing by Landlord), until the balance of the LC Amount is equal to four months Basic Rent then due and payable, after which there shall be no further reductions in the LC Amount.

          (i) Return of Letter of Credit. Landlord shall return the Letter of Credit to Tenant within thirty (30) days following the expiration of the Term; provided however, no such release shall occur at any time when Tenant has failed to perform any of its obligations under the under the Lease, regardless of whether any applicable notice or cure periods have expired.

     7. Landlord’s Obligations.

          (a) Building and Building Systems. Landlord shall promptly and expeditiously undertake and manage all necessary or customary repairs to, and maintenance of, (i) Building Systems, (ii) the Building Structure, and (iii) all common areas of the Project including the restrooms and elevator lobbies on Tenant’s wing of the Building, without cost to Tenant except for Tenant’s payment of its Proportionate Share of Operating Expenses above the 2004 Base Year as set forth in Section 4(c) above (including all limitations and exclusions provided for therein).

          (b) Services. Landlord shall use commercially reasonable efforts to furnish to Tenant (i) water at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning (“HVAC”) as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building and excluding the HVAC systems installed by Tenant to exclusively serve the Data Center or the Premises generally, all of which shall be maintained by Tenant at its expense; (iii) janitorial service to the Premises on weekdays after 6:00 p.m. other than Holidays, for Building-standard installations and such window washing as may from time to time be reasonably required but at least twice a year; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays, provided at least one elevator is operable at all times; (v) show and ice removal when needed (including Garage and parking lots); (vi) pest control; and (vii) electrical current for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed 6.5 watts per rentable square foot at the receptacle (“Standard Usage”), except in the Data Center and Fulfillment Area with respect to which electrical energy consumption shall not exceed the capacity specified in approved construction plans for the Work, as defined in Exhibit E attached hereto (collectively, "Standard Usage”). If Tenant desires HVAC: (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays and between 8:00 a.m. and 12:00 p.m. on Saturday (in each case other than Holidays); or (B) on Sunday or Holidays (“After Hours HVAC Service”), then After Hours HVAC Service shall be supplied to Tenant upon the request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the actual cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing After Hours HVAC Service to Tenant shall include only the actual costs for electricity, water, sewage, water treatment, labor, metering and maintenance reasonably allocated by Landlord to providing such service (“Actual HVAC Costs”). Overtime HVAC costs shall be prorated between all tenants utilizing After Hours HVAC Service.

          (c) Energy Management System. As soon as is reasonably practicable after the Commencement Date, but in no event later than October 1, 2004, Landlord shall install a direct digital control energy management system with all devices and interconnections between mechanical equipment and the computer controls to such system (the “EMS”). Such EMS will monitor energy usage and will permit control of HVAC systems without on site manual operation.

          (d) Access Control. Access control for the Building shall be provided by card key access; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, any liability or loss to Tenant, its agents, employees and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Premises, and Tenant hereby releases Landlord from all liability for such losses, damages or injury, except damage to persons or property directly and solely caused by the gross negligence of Landlord. Landlord has installed an electronic card reader in the Building and shall provide Tenant with 285 access cards without charge, with any additional cards being issued to Tenant at Landlord’s actual cost. Tenant shall have the right to install its own security system in the Premises and to connect such security system to the main Building system, subject to Landlord’s reasonable approval of the installation and subject to Tenant’s furnishing Landlord with information and/or keys and/or card allowing Landlord access to the Premises in accordance with the terms of this Lease.

          (e) Excess Utility Use. Except for the Data Center and Fulfillment Center as shown on the Approved Plans (as defined in Exhibit F ), Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds 6.5 watts per rentable square foot at the receptacles. If Tenant’s requirements for or consumption of electricity exceed Standard Usage, Tenant shall, at Tenant’s expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay the cost of such service. If Landlord has determined through use of a check meter or other reliable means that the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Except as shown on plans to be approved by Landlord in accordance with Exhibit F to this Lease, Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts and shall not in event install any electrical equipment that exceeds Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant’s excess electrical requirements shall be installed by Tenant, at Tenant’s cost, if, in Landlord’s judgment, the same are necessary and shall not cause permanent damage to the Project or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. Tenant’s proposed tenant improvements include supplemental HVAC systems to be installed by Tenant as described below. If such supplemental HVAC systems are not adequate to prevent Tenant’s machines or equipment in the Premises from affecting the temperature otherwise maintained by the air conditioning system or otherwise preventing overload of any utility system, Tenant shall install additional HVAC and/or electrical systems and, if Tenant shall fail to do so within a reasonable period of time after receipt of written demand from Landlord, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Provided that the same will not adversely affect the Building Systems or Building Structure, and plans and specifications for the same have been approved by Landlord in its reasonable discretion, Tenant may, at its sole cost and expense, install (a) electric circuits or transformers to provide supplemental electrical power support the installation of copy machines and computer servers that use in excess of 110 volts, and (b) supplemental HVAC to offset the excess heat generated by such equipment. In accordance with the Approved Plans, the Data Center shall be separately metered and supplemental HVAC systems shall be installed by Tenant, at its expense but payable out of the Allowance. Notwithstanding anything contained herein to the contrary, Tenant shall be solely responsible for payment of all separately metered electrical service to the Data Center and for the cost of maintaining, repairing and replacing such supplemental HVAC systems.

          (f) Restoration of Services. To the extent within Landlord’s reasonable control, Landlord shall use commercially reasonable efforts to restore any service provided by Landlord in the event of any service interruption; however, no interruption of Landlord’s services shall render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty or any other provision of this Lease, entitle Tenant to terminate this Lease or to be relieved from any of Tenant’s obligations under this Lease, except that Tenant shall be entitled to a rental abatement (as its sole and exclusive remedy) if (i) the interruption was caused solely by Landlord’s negligent act or omission, (ii) the restoration of Landlord’s services is within Landlord’s reasonable control; and (iii) the interruption of Landlord’s services continues for more than ten (10) days after Landlord’s receipt of written notice of default and demand from Tenant, with rental to abate commencing as of the date service was interrupted. In no event shall Landlord be required to undertake extraordinary measures to restore services such as, but not limited to, providing supplemental generator or auxiliary HVAC systems.

          (g) Generator. Tenant shall have the sole right to utilize the existing 500 kw diesel generator adjacent to the Building and its associated equipment including all switchgear, transformers and UPS plus all HVAC equipment (collectively, the “Generator”). Tenant shall also have the right throughout the Term, at no additional charge, to place a second back-up generator next to the Generator. There shall be no Landlord imposed prohibitions limiting (i) the times when Tenant may exercise such generator(s) or (ii) the duration the generator(s) may run. Subject to Landlord’s reasonable approval of plans, Tenant shall have the right to modify the existing mechanical and electrical configuration of the Generator and supplemental HVAC systems to dedicate the load solely for Tenant’s use. Tenant shall be responsible for servicing, maintaining, and repairing the Generator during the Term. As long as Tenant properly uses, maintains and repairs the Generator, Tenant shall not be required to replace the Generator. If Tenant elects to discontinue use of the Generator, Tenant may, with 90 days prior written notice to Landlord, discontinue its maintenance and use of the Generator in which event Landlord may remove and dispose of the Generator without replacement should Landlord so elect. If Tenant elects to replace the Generator, Tenant shall be entitled to remove the Generator upon expiration or termination of this Lease for any reason other than an Event of Default by Tenant. Tenant is accepting the Generator “AS IS” and without any representation or warranty by Landlord (including without limitation, its fitness for a particular purpose).

          (h) Tenant shall have the right to use all equipment located within the Premises, including, but not limited to all racks and the Siemens switch located within the Data

Center. Such equipment may not be permanently removed from the Premises without Landlord’s consent, not to be unreasonably withheld if such equipment becomes obsolete.

     8. Improvements; Alterations; Repairs; Maintenance.

          (a) Improvements; Alterations. Improvements to the Premises shall be installed at Tenant’s expense in accordance with the space plans approved by Landlord and attached as Exhibit A and constructed in accordance with Exhibit E to this Lease. Except for paint, carpet or alterations or related series of alterations that cost less than $50,000 in the aggregate and do not adversely affect the Building Structure or the Building Systems, no alterations or physical additions in or to the Premises shall be made without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (i) the Building Structure or the Building Systems (including restrooms or mechanical rooms of the Building); (ii) the exterior appearance of the Building; (iii) the appearance of the common areas of the Building or any elevator lobby not wholly within the Premises; or (iv) provision of services to other occupants of the Building. Except for Tenant’s signage rights under (g) below, Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

          (b) Repairs; Maintenance. Tenant shall maintain the Premises in a clean, safe, and operable condition. Tenant, at Tenant’s expense, shall comply with all Laws pertaining to Tenant’s use of the Premises and with the recorded covenants, conditions and restrictions, regardless of when they became effective, including, without limitation, all applicable Laws pertaining to air and water quality Hazardous Materials, waste disposal, air emissions and other environmental matters, all zoning and other land use matters, and utility availability, and with any direction of any public officer or officers, pursuant to Law, which shall impose any duty upon Landlord or Tenant with respect to the use or occupation of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, the Personalty, all of Tenant’s Off-Premises Equipment and all improvements and systems exclusively serving the Premises. Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Project caused by a Tenant Party. If Tenant fails to commence such repairs or replacements within fifteen (15) days after the occurrence of such damage and thereafter diligently pursues such repairs to completion, then Landlord may make the same at Tenant’s cost provided that it provides Tenant notice of its intent to do the same, which notification may be oral or written. If any such damage occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under this Section shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor.

          (c) Performance of Work. All work described in this Section that affects the Building’s Structure, Building Systems or common areas of the Building shall be performed only by Landlord or by contractors and subcontractors reasonably approved in writing by Landlord, except for Work completed in accordance with Exhibit F attached hereto. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require or approve. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all contractors performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Project (including the Premises, the Building Structure and the Building Systems). All such work which may affect the Building Structure or the Building Systems must be approved by the Landlord’s engineer, at Tenant’s expense, not to exceed the reasonable costs of the engineer’s time. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor and no such work will be permitted if it would void or reduce the warranty on the roof.

          (d) Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all general contractors who performed such work the costs of which exceed of $25,000.00. If such a lien is filed, then Tenant shall, within ten (10) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (a) pay the amount of the lien and cause the lien to be released of record, or (b) diligently contest such lien and deliver to Landlord a bond or, if Tenant does not wish to supply a bond, other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

          (e) Riser Space/Trenching. Subject to Tenant’s compliance with this Section 8, Tenant shall have the right, at its expense, to (i) utilize one hundred percent (100%) of all available riser space in the east wing of the Building, (ii) install conduit connecting floors which Tenant occupies with the roof and any fiber entry points in the Building, and (iii) install conduit from the property line to the Premises in up to three (3) diverse routes. Tenant shall be required to restore any damage caused installing these improvements, but Tenant shall not be required to remove these improvements at the end of the Term. Tenant acknowledges that Tenant may be required to obtain an easement or consent from the Westfields Business Owners Association prior to completing such conduit installation to the property line. Tenant shall have access to that portion of the common area of the Building in which the telecommunications demark facilities are located, subject to the following restrictions:

               (i) Landlord may require that any sensitive equipment be separated and separately locked in a cage or other barrier to prevent unauthorized access;

               (ii) Only Landlord shall have a key to the door of the demark room from the Building common areas, with provisions for after hours and emergency access by pager or other means to insure that Tenant can obtain prompt access to minimize service or business interruption (with Landlord using commercially reasonable efforts to provide such access within four (4) hours after receipt of notification in the event of an emergency);

               (iii) Landlord shall not be responsible for damage to Tenant’s telecommunications facilities or for interruption of telecommunication services for any reason other than Landlord’s gross negligence; and

               (iv) Tenant shall not damage or permit its contractor or telecommunications providers to damage any telecommunications facilities provided to other tenants of the Building unless Tenant notifies such other tenants in advance and makes arrangements that are reasonably satisfactory to such other tenants whose service may be affected.

          (f) Antennae Roof Rights. Subject to Landlord’s approval, and approval by the Westfields Business Owners Association (to the extent required by recorded covenants) and to all approvals required by Law, Tenant shall have the ongoing right, on a pro-rata right basis based on the total square footage leased in the Building by Tenant, and to place one or more antennas on the roof of the Building to be used solely for Tenant’s business operations. Tenant will install, maintain, and operate such antennas and their support structures including power and data connections on the roof of the Building as is required for its business throughout the Term without any additional charge or other monetary consideration payable to Landlord. All installations (and removals of such installations) shall be completed in a manner that will not damage the roof or void any roof warranties. No installations shall be visible from roadways adjacent to the Building unless Landlord has granted consent thereto, in its sole discretion, after having determined that such installations are of a type customarily used within Westfields and that the same will not adversely affect the aesthetics or marketability of the Building for sale or lease.

          (g) Signage.

               (i) Building Sign. Tenant shall have the non-exclusive right to install, at its expense, an illuminated sign bearing the Tenant’s name and/or corporate logo on the facade of the Building facing Park Meadow Drive at no additional charge as shown on Exhibit K attached hereto (the “Building Sign”). For so long as the existing Lease between CACI, Inc. - Federal (“CACI”) for the west wing of the Building CACI shall remain in effect, Landlord shall not permit CACI to install Building facade signage that is visible from Park Meadow Drive.

               (ii) Monument Signs. Tenant may install a panel or panel (a “Monument Panel”) on existing monument signs within the Project (the “Monument Signs”).

               (iii) Common Area Interior Signage. No Tenant in the Building shall be afforded any common areas interior signage rights more favorable than Tenant in terms of size, location, visibility and other relevant factors.

               (iv) Restrictions on Motor Circle Signage. Landlord hereby agrees that no sign shall be placed on the facade of the Building that directly faces the motor circle at the front entrance of the Building.

               (v) Exclusive Signage Rights Upon Expansion. If Tenant shall lease in excess of 100,000 rentable square feet in the aggregate within the Building, Tenant shall have exclusive signage and naming rights on all the exterior facades of the Building.

               (vi) Conditions Relating to Building Signage The fabrication and installation of the Building Sign, the Monument Sign Panels and any common area interior signage shall be the sole responsibility of the Tenant. Any installation shall be subject to the Landlord’s reasonable prior consent, to all applicable Laws, covenants and restrictions and to all other provisions of Section 8 above, including Landlord’s approval of all plans and approval of plans by applicable governmental authorities and by the Westfields Business Owners Association. Without limitation of Landlord’s approval rights, the size of the Building Sign shall not exceed 50% of the allocated sign area for the Building and the size of each Monument Panel installed by Tenant shall not exceed 50% of the available panel space on each Monument Sign. Upon Tenant satisfying the conditions in 8(g)(vi) above, Tenant shall have one hundred percent (100%) of the allocated sign area for the Building.

               (vii) Directory. Subject to Landlord’s reasonable approval as to size, location, design and quality, Tenant may, at Tenant’s expense, install and maintain a directory in the Building lobby listing Tenant and each of its officers. Tenant shall pay for all changes to the directory.

     9. Use. Tenant shall occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. Tenant will not commit waste, overload the Building Structure or the Building Systems or subject the Premises to use that would damage the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state Law governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such Laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Project, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions made by Tenant (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use that creates extraordinary fire hazards, or results in an increased rate of insurance on the Project or its contents, or for the storage of any Hazardous Materials (other than typical office supplies [e.g., photocopier toner] and then only in compliance with all Laws). If, because of a Tenant Party’s acts or because Tenant fails to perform its obligations under this Lease, the rate of insurance on the Project or its contents increases, Tenant shall pay to Landlord the amount of such increase within thirty (30) days upon demand, provided that acceptance of such payment shall not waive any of Landlord’s other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Project.

     10. Assignment and Subletting.

          (a) Transfers. Except for Permitted Transfers, Tenant shall not, without the prior written consent of Landlord which shall not be unreasonably withheld, conditioned or delayed (i) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (ii) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (iii) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (iv) sublet any portion of the Premises; (v) grant any license, concession, or other right of occupancy of any portion of the Premises; or (vi) permit the use of the Premises by any parties other than Tenant (any of the foregoing events being a “Transfer”). A partial assignment shall not be permitted under any circumstances.

          (b) Consent Standards. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment or subletting of the Premises, provided that the proposed transferee (i) is creditworthy; (ii) has a good reputation in the business community; (iii) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building; and (iv) will not use the Premises, Building or Project in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Building or Project; otherwise, Landlord may withhold its consent in its sole discretion.

          (c) Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least fifteen (15) business days prior to the effective date of the proposed

Transfer, Tenant shall provide Landlord and Landlord’s Mortgagee with a written description of all terms and conditions of the proposed Transfer, copies of a proposal or letter of intent (in each case executed by Tenant and the proposed subtenant), and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; and general financial information sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Tenant shall reimburse Landlord immediately upon request for its reasonable attorneys’ fees actually incurred in connection with considering any request for consent to a Transfer, not to exceed $1500 absent extraordinary circumstances that should be identified by Landlord promptly after Landlord’s initial review of any request for a Transfer.

          (d) Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. Landlord will be deemed to have granted its consent to a proposed sublease if Landlord fails to disapprove such sublease within ten (10) business days of receipt of Tenant’s request for Landlord’s consent to such proposed sublease if Tenant’s such request states in prominent bold text with all capital letters that “YOUR FAILURE TO DISAPPROVE OF THE PROPOSED SUBLEASE WITHIN TEN (10) BUSINESS DAYS AFTER YOUR RECEIPT OF THIS REQUEST FOR CONSENT TO SUBLEASE SHALL CONSTITUTE YOUR APPROVAL OF SUCH SUBLEASE.” In no event shall Landlord be deemed to have approved any proposed assignment as assignments must be specifically approved by Landlord in writing in all instances. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment unless Landlord exercises its recapture right below.

          (e) Cancellation. If Tenant proposes to lease one floor or more of the Premises for all or substantially all of the remaining Term to subtenants other than Permitted Transferees or subtenants who are customers or clients of Tenant who sublease a portion of the Premises from Tenant solely for the purpose facilitating their business relationship as opposed to Tenant’s disposition of excess space, then Landlord may, within fifteen (15) business days after submission of Tenant’s written request for Landlord’s consent to such subletting (accompanied by an executed proposal or letter of intent signed by Tenant and the proposed subtenant), cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and Landlord shall pay all cost associated with separating the recapture portion of the Premises from the rest of the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (f) Additional Compensation. Except in the case of a Permitted Transfer, Tenant shall pay to Landlord, immediately upon receipt thereof after Tenant is first reimbursed for its expense, the excess of (i) fifty percent (50%) of all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, marketing and the like); over (ii) the Rent allocable to the portion of the Premises covered thereby.

          (g) Permitted Transfers. Notwithstanding anything to the contrary set forth herein, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

               (i) an Affiliate of Tenant;

               (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the Commencement Date; or

               (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Project, Landlord or other tenants of the Building. At least thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers; (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer; and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section.

          (h) Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease; (ii) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (iii) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (iv) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (v) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section. The provisions of this Section shall be self-operative, and no further instrument shall be required to give effect to this provision.

     11. Insurance; Waivers; Subrogation; Indemnity.

          (a) Tenant’s Insurance. Effective as of the earlier of (i) the date Tenant enters or occupies the Premises, or (ii) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence (including umbrella or excess coverage), or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require but not higher than amounts required by landlords of comparable buildings in Chantilly (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy [e.g., the sale, service or consumption of alcoholic beverages], Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter [including liquor liability, if applicable] in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Landlord’s asset management company against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment; (B) insurance covering the full value of all alterations and improvements and betterments in the

Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear; (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment); (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (E) worker’s compensation insurance; and (F) business interruption insurance. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance evidencing the maintenance of all insurance coverages required hereunder at least five (5) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, as soon as received following the renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or any material change of any such insurance policies that increases the deductible, decreases coverage or adds exclusions from coverage with regard to the Building or Tenant’s operations in the Building. Without limitation, a change in an insurance policy shall not be deemed material if such change does not affect either the Building, Tenant’s property within the Building or the risks to Landlord associated with Tenant’s operations within the Building. All such insurance policies shall be in form, and issued by companies with a Best Insurance Guide rating of A-IX or are otherwise satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus all costs reasonably incurred by Landlord in procuring such coverage.

          (b) Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall insure the Building against loss due to fire and other casualties included with standard, extended coverage insurance (or its equivalent) in amounts that are customary and reasonable for landlords in Northern Virginia. The cost of all insurance carried by Landlord with respect to the Project, including but not limited to property insurance (including terrorism coverage), rent loss insurance and commercial general liability insurance shall be included in Operating Costs. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

          (c) No Subrogation. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage that may occur to the Premises or any improvements thereto, the Building, the Project or any personal property of Landlord or Tenant, arising from any cause that (i) would be insured against under the terms of any property insurance required to be carried hereunder; or (ii) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors.

The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.

          (d) Indemnity. Subject to subsection (c), above, Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss ”), arising from any occurrence on the Premises or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; except to the extent caused by the negligence of Landlord or its agents Subject to subsection (c) above, Landlord shall defend, indemnify, and hold harmless Tenant and its agents from and against all claims, demands, liabilities, causes of action, suits, judgments, and expenses (including reasonable attorneys’ fees) for any Loss arising from any occurrence in the common areas of the Project, except to the extent caused by the negligence of Tenant or its agents, and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Tenant or its agents. The indemnities set forth in this subsection shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

     12. Subordination; Attornment; Notice to Landlord’s Mortgagee.

          (a) Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease ”), that now or hereafter covers all or any part of the Premises or the Lease Personalty (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) business days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Notwithstanding the foregoing, Tenant shall not be required to subordinate its interest to any of Landlord’s Mortgagees unless such Mortgagee executes a non-disturbance agreement in favor of Tenant pursuant to which it agrees not to disturb Tenant’s occupancy of the Premises as long as Tenant is not in default hereunder and will not name Tenant in any foreclosure proceedings. Such subordination, non-disturbance and attornment agreement shall be in a form consistent with the provisions of this Article 12 and Exhibit J. Within 30 days of the

Commencement Date, Landlord’s Mortgagee shall execute and deliver to Tenant a non-disturbance agreement in the form attached hereto as Exhibit J .

          (b) Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

          (c) Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, or by nationally recognized overnight courier specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

          (d) Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (i) liable for any act or omission of any prior lessor (including Landlord); (ii) bound by any rent or additional rent (excluding any payments of estimated Additional Rent which exceed actual Additional Rent for the same time period) or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (iii) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (iv) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (v) subject to the defenses which Tenant might have against any prior lessor (including Landlord) unless Tenant provides Landlord’s Mortgagee with written notice of any such defenses within twenty (20) days after Tenant receives written notice from Landlord’s Mortgagee that Landlord’s Mortgagee intends to commence foreclosure proceedings or accept a deed in lieu of foreclosure due to a default by Landlord under the Mortgage (an “Enforcement Notice”); and (vi) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease; (B) relate to periods of time following the acquisition of the Project by Landlord’s Mortgagee; and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have liability and responsibility under and pursuant to the terms of this Lease for acts or omissions that occur during the time that Landlord’s Mortgagee owns an interest in the Project; but shall have no such liability or responsibility for acts or omissions that occur: (a) before it acquires title to the Project, or (b) after transfers the Project to an unrelated third party. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan. Delivery of the Enforcement Notice to Tenant by Landlord’s Mortgagee shall be a condition precedent to the right of Landlord’s Mortgagee to claim the benefit of Section 12(d)(v) above, but Landlord’s Mortgagee shall not otherwise be required to deliver an Enforcement Notice in order to exercise any rights or remedies under its Mortgage or to claim any other benefits provided by this Lease or this Section 12.

     13. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit H. Landlord may, from time to time, upon at least 30 days prior written notice to Tenant, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises or materially adversely affect Tenant’s rights hereunder, and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

     14. Condemnation.

          (a) Total Taking. If the entire Project or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

          (b) Partial Taking — Tenant’s Rights. If any part of the Project becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than ninety (90) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.

          (c) Partial Taking — Landlord’s Rights. If any material portion, but less than all, of the Project becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking.

          (d) Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Project, or other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs and loss of business.

          (e) Abatement. If neither party terminates this Lease on account of a Taking, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

     15. Fire or Other Casualty.

          (a) Repair Estimate. If the Premises or the Project are damaged by fire or other casualty (a “Casualty”), Landlord shall, within sixty (60) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

          (b) Tenant’s Rights. If a material portion of either the Premises or the Data Center is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and any of the following is true:

               (i) Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the date of such casualty (the “Repair Period”);

               (ii) a casualty occurs during the last year of the Term; or

               (iii) the proceeds from applicable insurance policies are not sufficient to restore the Premises (including the Data Center and that portion of equipment in the Data Center owned by Landlord) and Landlord elects, in its sole discretion, not provide funds from other sources to cover any deficiency such election to be made in the Damage Notice, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

          (c) Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Project and (i) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (ii) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (iii) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Project would be uneconomical; or (iv) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

          (d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises that were installed by Tenant and not funded by Landlord (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building. Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises excluding any proceeds applicable to Tenant’s movable trade fixtures or business equipment.

          (e) Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party negligently caused such damage, in which case, Tenant shall continue to pay, without abatement, any Rent that is not covered by any rent loss insurance that Landlord may carry, without abatement.

     16. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against the Personalty as well as personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

     17. Events of Default. Each of the following occurrences shall be an “Event of Default”:

          (a) Payment Default. Tenant’s failure to pay Rent within five (5) days after written notice that the same is past due; provided however, if Tenant fails to pay Rent when due on more than two (2) occasions during any twelve (12) month period, Landlord shall not be required to give Tenant written notice of any failure to pay Rent and an Event of Default shall have occurred if Tenant fails to pay Rent when due;

          (b) Abandonment. Tenant abandons or vacates the Premises and fails to perform its obligations under this Lease;

          (c) Document Delivery. Tenant fails to provide any estoppel certificate or subordination agreement within the time frame set forth in this Lease;

          (d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under this Lease;

          (e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by this Lease;

          (f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than thirty (30) days after Landlord has delivered to Tenant written notice thereof unless such default cannot reasonably be cured within thirty (30) days and Tenant promptly commences to cure such default and diligently prosecutes such cure to completion within ninety (90) days of Landlord’s notice of default;

          (g) Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this subsection, any guarantor of Tenant’s obligations hereunder) (i) in any bankruptcy or other insolvency proceeding; (ii) seeking any relief under any state or federal debtor relief Law; (iii) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (iv) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within ninety (90) days after the filing thereof.; and

          (h) Default Related to Letter of Credit. Tenant’s failure to renew, replace or substitute the Letter of Credit, as more particularly described in Section 6 above.

     18. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law or equity, take any one (1) or more of the following actions:

          (a) Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (i) all Rent accrued hereunder through the date of termination; (ii) all Default Costs (as defined below); and (iii) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southeast Edition, in its listing of “Money Rates” minus one percent (1%); minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

          (b) Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (i) all Rent and other amounts accrued hereunder to the date of termination of possession; (ii) all Default Costs (as defined below); and (iii) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this subsection, Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby unless the same is the result of the gross negligence of Landlord. Landlord may relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises). Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this subsection. If Landlord elects to proceed under this subsection, it may at any time elect to terminate this Lease under subsection (a).

          (c) Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate.

          (d) Alteration of Locks. To the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

          (e) Mitigation of Damages. To the extent required by Law, Landlord shall mitigate its damages.

     19. Payment by Tenant; Non-Waiver; Cumulative Remedies.

          (a) Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all of the following costs as reasonably incurred by Landlord in (i) obtaining possession of the Premises; (ii) removing and storing Tenant’s or any other occupant’s property; (iii) repairing, restoring, altering or remodeling the Premises with standard office buildout (or providing a reasonable allowance therefor); (iv) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (v) performing Tenant’s obligations that Tenant failed to perform; (vi) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default; (vii) interest on all sums due Landlord at the Default Rate; and (viii) all court costs and reasonable attorneys’ fees and expenses in connection with the foregoing (collectively “Default Costs”).

          (b) No Waiver. Neither Landlord’s acceptance of Rent following an Event of Default nor the application by Landlord of any security for the obligations of Tenant following an Event of Default shall waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

          (c) Cumulative Remedies. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at Law or in equity;

(ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          (d) Jurisdiction. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease

     20. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Project by Tenant (but Tenant may not remove any item that was paid for, in whole or in part, by Landlord). Additionally, Tenant shall have no obligation to remove any alterations, additions or improvements; however, Landlord may require that Tenant remove (i) all wiring, conduits and cabling installed by Tenant or at Tenant’s request and (ii) any addition or improvement to the Premises or the Project made after the initial build-out if Landlord specifically required Tenant to remove such addition or improvement prior to Landlord’s approval of same. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of any security interest granted hereunder. The provisions of this Section shall survive the end of the Term.

          (a) Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance, and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent, Basic Rent equal to one hundred fifty percent (150%) of the Basic Rent payable during the last month of the Term. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law, including, but not limited to the right to recover any reasonably foreseeable damages that Landlord may incur as a consequence of Tenant’s failure to vacate the Premises upon expiration or termination of this Lease; provided, that Tenant shall not be responsible for payment of consequential damages to Landlord or for any penalties payable by Landlord as a result of Landlord’s failure to deliver the Premises to a replacement tenant unless Tenant has received at least sixty (60) days written notice from Landlord that it has committed or intends to commit to deliver the Premises (or a portion thereof) to a replacement tenant by a specified date and that Landlord will incur damages should Tenant’s holdover prevent Landlord from delivering the Premises to the replacement tenant on or before the committed date.

     21. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises or its ingress and egress thereto, Landlord shall have the following rights:

          (a) Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant twenty-four hour advance notice thereof, which may be oral notice, except in cases of real or apparent emergency or in the performance of normal janitorial service, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Project; to interrupt or temporarily suspend Project services and facilities; to change the name of the Project; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Project;

          (b) Security. To take such measures as Landlord deems advisable for the security of the Project and its occupants; evacuating the Project for cause, suspected cause, or for drill purposes; temporarily denying access to the Project; and closing the Project after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Project is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time with the understanding that the Data Center and Call Center operations are or may be 24/7;

          (c) Prospective Purchasers and Lenders. Upon twenty-four (24) hour advance notice (which notice may be oral), to enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders. Tenant may require that any tours be accompanied by Tenant’s representative; and

          (d) Prospective Tenants. Upon twenty-four (24) hour advance notice (which notice may be oral), at any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants. Tenant may require that any tours be accompanied by Tenant’s representative.

     22. Miscellaneous.

          (a) Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

          (b) Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Project shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency.

          (c) Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental Laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d) Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Spaudling & Slye Colliers and The Staubach Company — Northeast, Inc. (“Brokers”), whose commission shall be paid by Landlord, each commission to be paid pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e) Estoppel Certificates. From time to time, Tenant or Landlord shall each furnish to any party designated by the other, within ten (10) business days after receipt of written request therefor, a certificate signed by Landlord or Tenant (as applicable) confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit I.

          (f) Notices. All rents and other sums payable by Tenant to Landlord shall be paid to Landlord at the address set forth on the Lease Summary Sheet, or such other place as Landlord may specify in writing to Tenant. All notices and demands which may or are required or permitted to be given by either party to the other hereunder shall be in writing. All notices, consents, approvals and other communications that may be or are required to be given under this Lease shall be properly given only if sent by (i) hand delivery to the intended address; (ii) first class, United States Mail, postage prepaid, certified, with return receipt requested, or (iii) a nationally recognized overnight delivery service (such as FedEx, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and sent to the address set forth on the Lease Summary Sheet, or at such other address as either party each may request in writing. Such notices shall be deemed received (A) if delivered by hand or overnight delivery service, on the date of delivery, and (B) if sent by United States mail, three days following the date of deposit. The refusal to accept delivery shall constitute acceptance.

          (g) Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h) Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i) Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j) No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k) No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (l) Entire Agreement. This Lease constitutes the final, complete and entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m) Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

          (n) Governing Law. This Lease shall be governed by and construed in accordance with the Laws of the Commonwealth of Virginia.

          (o) Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

          (p) Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

          (q) Financial Reports. Within forty-five (45) days after Landlord’s request, but not more than once a calendar year or as may be required by law or Landlord’s Mortgagee, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports within five (5) days upon request of Landlord. If Tenant is a publicly traded corporation, Tenant shall not be required to deliver the financial statements required under this Section more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Project or an Event of Default occurs.

          (r) Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out of pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (s) Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Project, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Project and from the Project to any other location unless Landlord has given its Landlord’s prior written approval of the means and methods of installation of such Telecommunication Services which approval shall not be unreasonably withheld, condition or delayed. Landlord may withhold its consent if any proposed access or activities of Tenant and/or its telecommunications companies shall impair or interfere with any existing telecommunications systems within the Project. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Project, applicable Laws and Landlord’s policies and practices for the Project. Landlord shall not have the right to approve the provider(s) Tenant selects. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

          (t) Confidentiality. Tenant acknowledges that the Rent and financial terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except as required by applicable Law or court order. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          (u) Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so.

          (v) Hazardous Materials. The term “Hazardous Materials” means any substance, material, or waste that is now or hereafter classified or considered to be hazardous, toxic, or dangerous under any Law relating to pollution or the protection or regulation of human health, natural resources or the environment, or poses or threatens to pose a hazard to the health or safety of persons on the Premises or in the Project. Tenant shall not use, generate, store, or dispose of, or permit the use, generation, storage or disposal of Hazardous Materials on or about the Premises or the Project except in a manner and quantity necessary for the ordinary performance of Tenant’s business, and then in compliance with all Laws. If Tenant breaches its obligations under this Section, Landlord may immediately take any and all action reasonably appropriate to remedy the same, including taking all appropriate action to clean up or remediate any contamination resulting from Tenant’s use, generation, storage or disposal of Hazardous Materials. Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and cost of clean up and remediation) arising from Tenant’s failure to comply with the provisions of this Section. This indemnity provision shall survive termination or expiration of this Lease. As of the Commencement Date, Landlord has not received a “Notice of Violation” regarding the unlawful presence of any Hazardous Materials within the Project and to its actual knowledge, Landlord is not aware of any existing violation of Laws regarding Hazardous Materials. Landlord shall comply with applicable Law regarding the remediation of any Hazardous Materials that may be located within the Project, except to the extent the same are Tenant’s responsibility under this paragraph.

          (w) Garage Expansion. Landlord shall have the right, but not the obligation to expand the Garage at any time as follows: (i) the expansion shall be at Landlord’s sole cost; (ii) Landlord may lease such expansion space to third party occupants of an adjacent building; (iii) the expansion shall not cause or result in any increase in Tenant’s responsibility for Basic Rent, Additional Rent or any other sums charged hereunder; (iv) Landlord shall notify Tenant of Landlord’s intent to expand the Garage at least ninety (90) days prior to commencing construction; (v) Landlord shall use reasonable efforts not to disrupt Tenant’s use of the Garage during construction or if there is such disruption Tenant shall be provided parking spaces in the ratio required by this Lease in Section 2; (vi) Tenant ingress and egress to the Garage from the Building shall not be affected; (viii) Tenant ingress and egress to the Garage from the roadways shall not be materially adversely impaired; and (ix) Tenant’s site line from its Premises shall not be materially adversely impaired or otherwise obstructed; and following construction, Tenant’s use of the Garage shall not be materially impaired.

          (x) List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A	-	Outline of Premises
Exhibit B	-	Description of the Land
Exhibit C	-	Renewal Option
Exhibit D	-	Right of First Offer
Exhibit E	-	Form of Confirmation of Commencement Date
Exhibit F	-	Tenant Finish-Work: Allowance
Exhibit G	-	[Intentionally Left Blank]
Exhibit H	-	Project Rules and Regulations
Exhibit I	-	Form of Tenant Estoppel Certificate
Exhibit J	-	Form of SNDA
Exhibit K	-	Signage
Exhibit L	-	Cleaning Specifications
Exhibit M	-	Stacked Parking Area

     23. Other Provisions.

          (a) Disclaimer of Warranty. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES AND THE PERSONALTY ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES, THE CONDITION OF THE PERSONALTY OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

     This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	FALK US PROPERTY INCOME FUND II, L.P., a
Delaware limited partnership

	By:	Falk U.S. Investments, Inc.
General Partner
By:

Name:

Title:

Date Executed:

TENANT:	ONLINE RESOURCES CORPORATION
a Delaware corporation

By:

Name:

Title:

Date Executed:

EXHIBIT A
OUTLINE OF PREMISES

EXHIBIT A (cont.)
OUTLINE OF PREMISES

EXHIBIT A (cont.)
OUTLINE OF PREMISES

EXHIBIT A-1
LOCATION OF RESERVED PARKING SPACES

EXHIBIT B
DESCRIPTION OF THE LAND

All that certain lot or parcel of land situate and lying in Fairfax County, Virginia and more particularly described as Parcel “8-D” Westfields, The International Corporate Center at Dulles, more particularly described as follows:

Beginning at a pipe found on the westerly right of way line of Park Meadow Drive; thence in a southerly direction following said right of way S 14° 27’ 53” E 104.66 feet to a pipe; thence along a curve to the left having a radius of 904.42 feet a distance of 203.97’ to a pipe found; thence along a curve to the left having a radius of 899.00 feet a distance of 85.03 feet to a “pk” nail found; thence leaving said right of way line of Park Meadow Drive in a Westerly direction along a curve to the left having a radius of 165.00 feet a distance of 130.61 feet to a “pk” nail found; thence S 8° 37’ 09” W 24.93 feet to a nail to be set; thence along a curve to the right having a radius of 150.00 feet a distance of 157.83 feet to a “pk” nail found; thence along a curve to the right having a radius of 120.00 feet a distance of 75.90 feet to a nail to be set; thence along a curve to the left having a radius of 198.00 feet a distance of 114.04 feet to a “pk” nail found; thence along a curve to the left having a radius of 103.00 feet a distance of 67.47 feet to a nail to be set; thence N 44° 29’ 44” W 88.31 feet to a pipe found; thence N 74° 59’ 43” W 315.00 feet to a pipe found; thence N 43° 47’ 02” W 130.00 feet to a pipe found; thence N 46° 12’ 58” E 472.00 feet to a pipe found; thence N 75° 32’ 07” E 393.00 feet to a pipe found being the point and place of beginning. Said parcel contains 7.972 acres.

B-1

EXHIBIT C
RENEWAL OPTION

     Provided no Event of Default exists, Tenant may renew this Lease for up to two (2) additional period of five (5) years each, by delivering written notice of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the initial or extended Term (as applicable). The Basic Rent payable for each month during such extended Term shall be the equal to the Prevailing Rental Rate (as defined below) for comparable leases with a term of not less than four (4) years or more than six (6) years, executed on or about the date on which the Prevailing Rental Rate is determined. Each such renewal option must be exercised for an entire floor in the east wing (but not less than two floors) (i.e. the renewal must be for either two entire floors or the entire Premises). If the renewal includes less than all of the Premises, Tenant shall pay for all modifications necessary to subdivide its remaining Premises from the Premises not so taken such that the remaining space can be leased to third parties, including, but not limited to any electrical, HVAC, access and other modifications necessary to make the remain space leasable and distinct from the that portion of the Premises retained by Tenant upon renewal. If Tenant takes only two floors upon its first renewal, the remaining floor shall no longer be subject to this Lease and Tenant shall have no renewal or other rights with respect thereto.

     The Basic Rent for each of these option periods shall be equal to the then prevailing fair market leasing rental rate for non-renewal tenants for space in buildings of comparable age, type, size, quality, and location to the Building (the “Prevailing Rental Rate”. The determination of Prevailing Rental Rate shall be for office space but shall also apply to any space built out as a data center. The Prevailing Rental Rate shall include considerations being made for credit worthiness of the Tenant including appropriate security deposits versus other tenants whose leases are included in the fair market rental analysis, leasing concessions, rental abatement, parking costs, leasehold improvement allowances and other factors that are relevant in the marketplace. Within ten (10) days after receipt of Tenant’s notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered as part of the Prevailing Rental Rate. Tenant shall, within ten (10) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant’s rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

          (a) Basic Rent shall be adjusted to the Prevailing Rental Rate (including annual increases in Basic Rent that are consistent with the Prevailing Rental Rate;

          (b) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance,

C-1

construction allowance, and the like) or other tenant inducements except to the extent the same are included as part of the Prevailing Rental Rate.

If Tenant does not accept Landlord’s determination and if both parties, negotiating in good faith, cannot agree within ten (10) days after Tenant’s receipt of Landlord’s proposed Prevailing Rental Rate, then Landlord and Tenant shall, within five (5) days after the expiration of such ten day period, shall each hire a commercial real estate broker, with a minimum of ten (10) years experience, working in the Greater Fairfax County submarket. Within ten (10) days of their engagements, each broker shall render a determination of Prevailing Rental Rate and if there is less than a five percent (5%) difference in those determinations the average of the two shall be deemed the determination of Prevailing Rental Rate. If the two (2) broker determination difference is greater than five percent (5%) then the two (2) brokers shall mutually agree on a third (3rd) broker who meets the minimum qualifications stated above within five (5) days such third broker shall render his or her determination as to which of the two brokers’ opinion most closely reflects the Prevailing Rental Rate within ten (10) days in which event the average of the closest two brokers’ opinion of the Prevailing Rental Rate shall use be used as the Prevailing Rental Rate. Each party shall pay the cost of its own broker and the parties shall share equally the costs of the third broker.

     As an inducement to consider non-renewing tenancies in the determination of the Prevailing Rental Rate, the Landlord may require Tenant to post a Letter of Credit that shall be based upon Landlord’s sole but good faith assessment of the Tenant’s ability to satisfy the Prevailing Market Rate terms and conditions that will be applicable to such renewal.

     Tenant’s rights under this Exhibit shall terminate if (i) this Lease or Tenant’s right to possession of the Premises is terminated; (ii) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises for the remaining term of the Lease other than to (A) a Permitted Transferee or (B) subtenants who are customers or clients of Tenant who sublease a portion of the Premises from Tenant (at rate and terms that are no more favorable to Tenant than those set forth in this Lease) leaving Tenant with less than two floors; or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.

C-2

EXHIBIT D
RIGHT OF FIRST OFFER

Provided that there shall not have occurred any material adverse change in Tenant’s financial condition since the Commencement Date, Tenant will have an ongoing “first right of offering ” to lease additional office space coming available in the Building from time to time during the Term (the “Offer Space”), such right of first offering being more particularly described below. If Landlord shall receive a bona fide proposal to lease all or any portion of the Available Space in the Building that Landlord desires to pursue (a “Bona Fide Proposal”), Landlord shall notify Tenant and CACI, if applicable, in writing of its desire to pursue the Bona Fide Proposal (the “Offer Notice”). Tenant shall have five (5) business days after receipt of Landlord’s Offer Notice to notify Landlord that Tenant desires to lease all (but not less than all of the space and measured in accordance with the BOMA method of measurement) of the space included in the Bona Fide Proposal for a period (i) coterminous with the Premises if more than five (5) years remains on the Term or (ii) if less than five (5) years remain on the Lease Term then the period shall be equal to that contained in the Bona Fide Proposal. If Tenant elects to lease such Offer Space during the one (1) year period following the Rent Commencement Date, the rental rate for the Offer Space will be equal to the per square foot Basic Rental Rate set forth in this Lease, including any escalations provided for herein and the leasehold improvement allowance shall be $15.00 per rentable square foot in the Offered Space. After such one (1) year period, the Basic Rent payable with respect to such expansion space shall be equal to the Prevailing Rental Rate, as determined in the manner provided above, except that the tenant improvement allowance shall not exceed $15.00.

Time is of the essence with regard to this Exhibit D. Accordingly, in the event that Tenant does not notify Landlord in writing within such five (5) business day period that Tenant will lease all (but not less than all) of the Offer Space on the terms set forth above (a “Tenant Waiver”), then (i) Tenant will be deemed to have waived its rights to lease the Offer Space and (ii) Landlord may thereafter lease the Offer Space or portions thereof (even if upon different terms negotiated in good faith).

Tenant’s rights with respect to the Offer Space shall not be severable from the Lease, nor may such rights be assigned or otherwise conveyed in connection with any permitted assignment of the Lease. Landlord’s consent to any assignment of the Lease shall not be construed as allowing an assignment or a conveyance of the rights granted herein to any assignee. Nothing herein contained should be construed so as to limit or abridge Landlord’s ability to deal with the Offer Space or to lease the Offer Space to other tenants, Landlord’s sole obligation being to offer, and if such offer is accepted, to deliver the Contiguous Space to Tenant in accordance with this provision. This Exhibit and the rights granted hereunder shall be null and void upon (i) the occurrence of any Event of Default under this Lease or (ii) Tenant’s assignment of this Lease or sublease or any portion of the Premises to any party other than Permitted Transferees or subtenants who are customers or clients of Tenant who sublease a portion of the Premises from Tenant (at rate and terms that are no more favorable to Tenant than those set forth in this Lease) solely for the purpose facilitating their business relationship as opposed to Tenant’s disposition of excess space.

D-1

EXHIBIT E
CONFIRMATION OF COMMENCEMENT DATE

                    ,

Re:	Lease Agreement (the “Lease”) dated , 20 , between Falk US Property Income Fund II, L.P. (“Landlord ”), and , a (“ Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

     Landlord and Tenant agree as follows:

          2. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects and Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

          3. Commencement Date. The Commencement Date of the Lease is May      , 2004.

          4. Expiration Date. The Term is scheduled to expire on September 30, 2014, subject to the renewal rights provided in the Lease.

          5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and warrants to Landlord that it has no known defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof (a) the Lease is and remains in full force and effect; and (b) Tenant has no known claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto.

          6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the Commonwealth of Virginia.

     Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

E-1

Sincerely, FALK US PROPERTY INCOME FUND II, L.P.
By:	Falk U.S. Investments, Inc.
General Partner

By:
Name:
Title:

Agreed and accepted: ONLINE RESOURCES CORPORATION
By:
Name:
Title:

E-2

EXHIBIT F

TENANT FINISH-WORK: ALLOWANCE
(TENANT PERFORMS THE WORK)

          1. Definitions. As used herein, the following capitalized terms shall have the following meanings:

               (a) "Total Construction Costs” shall mean the entire cost of performing the Work (including design of the Work and preparation of the Approved Plans) costs of construction labor and materials, demolition of the kitchen and cafeteria areas of the Building, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, permitting costs and demolition costs.

               (b) "Work” means all construction, installation and other tenant improvement work necessary to complete the improvements shown on the Approved Plans.

          2. Acceptance of Premises. Except as set forth in this Exhibit, Tenant accepts the Premises in their “AS-IS” condition as of the date of this Lease. The furniture, fixtures and equipment within the Premises as of the Commencement Date are provided to and accepted by Tenant on an “AS-IS” basis and without any representation or warranty by Landlord, including but not limited to express warranties, implied warranties or warranties of fitness for a particular purpose. Notwithstanding the foregoing, as relates to the Building in its entirety, Landlord will cause the Building and Premises to comply with current, applicable (A) laws relating to substances that are hazardous under federal law, and (B) accessibility requirements under the Americans with Disabilities Act for the Building, grounds and surface parking areas; provided that Tenant shall be responsible for environmental compliance with respect to use of the Building by Tenant, its agents, employees, contractors or invitees and for ADA compliance to the extent improvements to the Building made by Tenant or Tenant’s use of the Premises impose accessibility and other requirements that would not otherwise apply for customary office uses. In addition, if required by applicable law, Landlord will, at its expense, cause the Premises to be in substantial compliance with ASHRE requirements for fresh air mix as part of the HVAC system performance. The foregoing limited Landlord obligations shall be subject to any applicable safe harbor, grandfathering or existing nonconforming use or other legal exceptions that may be applicable for any reason, including, but not limited to, that the Building was constructed prior to enactment of the requirement or law in question.

          3. Space Plans.

               (a) Preparation and Delivery. Tenant shall deliver to Landlord a space plan prepared by Tenant’s architect (the “Architect”) depicting improvements to be installed in the Premises (the “Space Plans”).

               (b) Space Plan Approval Process. Landlord shall notify Tenant whether it approves of the submitted Space Plans within ten (10) days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within five (5) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.

          4. Tenant Improvement Plans.

               (a) Preparation and Delivery. Tenant shall provide to Landlord for Landlord’s approval final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws (such working drawings and plans and specifications being referred to herein as the “Proposed Tenant Improvement Plans").

               (b) Tenant Improvement Plans Approval Process. Landlord shall notify Tenant whether it approves of the submitted Proposed Tenant Improvement Plans within ten (10) days after Tenant’s submission thereof. If Landlord disapproves of the Proposed Tenant Improvement Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise the Proposed Tenant Improvement Plans in accordance with Landlord’s objections and submit the revised Proposed Tenant Improvement Plans to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Proposed Tenant Improvement Plans within five (5) business days after its receipt thereof. This process shall be repeated until the Proposed Tenant Improvement Plans have been finally approved by Tenant and Landlord (the Proposed Tenant Improvement Plans, as approved by Landlord and Tenant and as amended from time to time by any changes approved by Landlord in writing, are hereinafter referred to as the “Approved Plans”).

               (c) Landlord’s Approval. Landlord’s approval of the Proposed Tenant Improvement Plans shall not be unreasonably withheld, provided that (i) they comply with all Laws; (ii) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building Structure or the Building Systems (including restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the common areas or elevator lobby of the Project; and (iii) the Proposed Tenant Improvement Plans are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. Landlord’s approval of the Approved Plans shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law, but shall merely be the consent of Landlord thereto. Landlord and Tenant shall sign the Approved Plans to evidence review and approval thereof.

               (d) Change Orders. Tenant may initiate changes in the Work. Each such change must receive the prior written approval of Landlord except for those change orders that are mere field clarifications or change orders to which Tenant’s contractor is entitled as a matter of right without Tenant’s approval. Landlord will not unreasonably withhold or delay its approval of any proposed change order; however if such requested change would adversely affect (in the reasonable discretion of Landlord) (i) the Building Structure or the Building Systems (including the Building restrooms or mechanical rooms), (ii) the exterior appearance of the Building, or (iii) the appearance of the Project common areas or elevator lobby areas (excluding those elevator lobbies located wholly within the Premises, then Landlord may withhold its consent in its sole and absolute discretion. Tenant shall, upon completion of the Work, furnish Landlord with an accurate architectural “as-built” plan of the Work as constructed, which plan shall be incorporated into this Exhibit E by this reference for all purposes.

          5. Tenant’s Construction. Tenant shall cause all Work to be performed in a good and workman-like manner, in accordance with the Approved Plans and in compliance with all applicable Laws and the provisions of Section 8 of the Lease. Tenant or its designees shall obtain all permits, certificates (including the non-residential use permit) and other governmental approvals from all governmental entities having jurisdiction which are necessary for the completion of the Work. All construction materials used shall be subject to normal and customary warranties and Tenant will diligently pursue to completion the prompt correction of all defects in the Work. Subject to Landlord’s reasonable approval, Tenant shall have the right to select and use its own construction manager (the “Tenant’s CM”), with respect to the Work. In such capacity, Tenant’s CM will oversee plans for the Work, prepare and coordinate project schedules, manage long lead time items, administrate change orders, approve budgets and expenditures from the Allowance, ensure conformity of the construction to the plans, manage Tenant’s specialty contractors and perform other customary construction management duties designated by Tenant. Landlord will fund and pay reasonable and customary fees to Tenant’s CM from the Allowance (based upon percentage completion or other reasonable method approved by Landlord) as directed by Tenant. Tenant or its designees shall obtain all permits, certificates (including the non-residential use permit) and other governmental approvals from all governmental entities having jurisdiction which are necessary for the completion of the Tenant’s Work.

          6. Allowance. Provided no Event of Default or event that with the giving of notice or passage of time would become an Event of Default has occurred and remains outstanding, Landlord shall provide to Tenant a construction allowance equal to $23.00 per rentable square foot in the Premises (the “Allowance”) to be applied toward the Total Construction Costs including up to $5.00 per rentable square foot of the Allowance towards purposes other than payment of hard construction costs, including, without limitation, for (a) telecommunications equipment and installation, (b) furniture, fixtures and equipment, (c) other specialty trade fixtures and equipment, (d) legal fees, architectural fees, construction fees and consultant fees, and (e) any moving cost of any kind. Tenant shall at all times during the Term remain the lawful possessor and owner of all the aforementioned specialty items funded via the Allowance for items (a) through (c) above but title thereto shall become vested in Landlord upon expiration of the Term or termination of this Lease, except for those specialty trade fixtures and equipment that by their nature cannot be reused within the Premises and which shall be removed at Tenant’s expense. The Allowance must be used prior to October 1, 2005 or shall be deemed forfeited with no further obligation by Landlord with respect thereto. If the Total Construction Costs are less than the Allowance, Tenant will not be entitled to any credit for any amounts not applied to the Total Construction Cost. It shall be a condition to the obligation of Landlord to pay the Allowance that Tenant shall have provided Landlord a request for payment by Tenant’s contractor on standard AIA forms, contractors’ affidavits and sworn statements, contractors’ and subcontractors’ lien waivers (for previous payments), an architect’s payment certificate signed by Tenant’s architect, and an affidavit by Tenant’s chief financial officer that all work indicated on the draw request has been completed and that Tenant has approved the payment request, and such other documents as may be reasonably required by Landlord to demonstrate the applicable work has been performed and the amount requested is correct. Prior to commencement of any of the Work, Tenant shall provide to Landlord its final budget of Total Construction Costs (based upon accepted bids) and, if the estimated Total Construction Costs exceed the amount of the Allowance by greater than $5.00 per rentable square foot, Tenant shall provide satisfactory assurances to Landlord that adequate arrangements have been made to pay such excess costs. In no event shall Landlord have any responsibility for payment of Total Construction Costs or the costs of any of the Work in excess of the Allowance.

          7. Demising Improvements. Landlord shall cause a demising wall and other necessary improvements to be constructed on the third floor of the Building as necessary to separate the Premises from remaining space on the west wing of the third floor of the Building (collectively, the “Demising Improvements”). The costs of such Demising Improvements shall be paid one-half by Landlord and one-half by Tenant (Tenant’s half being paid out of the Allowance). If Landlord shall so elect with sufficient advance written notice to Tenant, Tenant shall cause its contractor to complete the Demising Improvements as part of the Work, in accordance with plans approved by Landlord, in which event one half of the cost of the Demising Improvements shall be paid to Tenant (or its contractor) out of the Allowance associated with the Additional Space, and the remaining one half of such costs shall be reimbursed to Tenant within 30 days of receipt of an invoice (or paid directly to its contractor) without charge against the Allowance.

          8. Architect/Contractor. Tenant shall competitively bid the general contractor contracts. Otherwise, Tenant shall be entitled to use an architect and construction company of Tenant’s choice. Landlord has approved Fox Architects as Tenant’s architect.

          9. Construction Inspection. Provided Landlord and/or its consultant do not cause delays in the construction schedule, Landlord or its representatives may inspect the Work during reasonable business hours, and shall receive notice of and be permitted to attend any construction progress meetings between Tenant (or its representatives) and the contractors who complete the Work. Tenant shall cause its contractor(s) to correct any defects in the Work identified by Landlord or its representatives during such inspections. Landlord may not charge to Tenant directly or against the Allowance any form of supervisory fee in connection with its rights to supervise the Tenant’s Work or in connection with the approval of Tenant’s plans and specifications, except that Landlord may pay, out of the Allowance, any reasonable fees that Landlord may incur to third parties for analysis and supervision of any specialized improvements requested by Tenant outside of typical office finishes.

          10. Reliance. Throughout the Term of the Lease, including, but not limited to any period of construction or renovation at the Premises, the Landlord may rely on any statements and certificates delivered to it by the Tenant’s construction representatives and the Landlord shall be relieved of all liability with respect to its action or failure to act in accordance with such statements and certificates, except only for its gross negligence and willful misconduct. In addition, throughout the Term the Landlord shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document which it shall in good faith believe to be genuine and to have been passed or signed by the proper person or to have been prepared and furnished pursuant to any of the provisions of this Lease, and the Landlord shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements.

          11. Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Falk US Property Income Fund II, L.P
c/o Daniel T. Borger
Real Estate Advisory Services
6 Adelaide Street East, Suite 310
Toronto, Ontario, Canada M5C 1H6
Attn: Daniel T. Borger

Tenant’s Representative:	Online Resources Corp.
c/o Karen Palisin
7600 Colshire Drive
McLean, Virginia 22102
Telephone: (703) 394-5291
Telecopy: (703) 394-5105

          12. Miscellaneous. To the extent not inconsistent with this Exhibit, other provisions of the Lease applicable to the performance of work on the Premises shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

EXHIBIT G

INTENTIONALLY LEFT BLANK

G-1

EXHIBIT H

PROJECT RULES AND REGULATIONS

     The following rules and regulations shall apply to the Premises and the Project:

          1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

          2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

          3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Project without the prior written consent of Landlord. No nails, hooks or screws (other than those which are necessary to hang paintings, prints, pictures, or other similar items on the Premises’ interior walls) shall be driven or inserted in any part of the Project except by Project maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

          4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

          5. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

          6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

          7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Project caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Project, shall be repaired at the expense of such tenant.

          8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. Notwithstanding the foregoing, as long as Kathy Graham shall be an officer of Tenant, she shall have the right to bring not more than two of her pet dogs within Tenant’s leased premises as long as long as (i) such dogs do not create a nuisance to other tenants or visitors within the Building and (ii) applicable laws do not prohibit pets within the Building. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

          9. Tenant shall cooperate with Landlord’s employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the cleaning and maintenance personnel employed or contracted for by Landlord for the rest of the Project.

          10. To ensure orderly operation of the Project, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

          11. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Project or otherwise interfere in any way with other tenants or persons having business with them.

          12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Project any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

          13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

          14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, which permission Landlord grants for machines that are exclusively for the use of Tenant, its employees and guests.

          15. Tenant shall not conduct any unusual activity or contract for any work on or about the Premises or Project which will draw pickets, demonstrators, or the like.

          16. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one (1) vehicle to each space. Parking is to be limited to vehicles no larger than standard size automobiles or pickup trucks or sport utility vehicles (each standard size as may be defined by Fairfax County Code). No vehicle shall be parked as a “billboard” vehicle in the parking lot or parking garage. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party. Employees shall not park in parking spaces, if any, reserved for “Visitors.”

          17. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Project unless accompanied by Landlord or the Project manager.

          18. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Project entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

          19. To the extent any of these rules and regulations are inconsistent with the terms of the Lease, the terms of the Lease shall govern the rights and obligations of each party.

EXHIBIT I
FORM OF TENANT ESTOPPEL CERTIFICATE

     The undersigned is the Tenant under the Lease (defined below) between                          , a                     , as Landlord, and the undersigned as Tenant, for the Premises on the            floor(s) of the office building located at                          ,            and commonly known as                          , and hereby certifies as follows:

          1. The Lease consists of the original Lease Agreement dated as of                          , 2004 between Tenant and Landlord [’s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”):

..

     The documents listed above are herein collectively referred to as the “ Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

          2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

          3. The Term commenced on                          , 20      and the Term expires, excluding any renewal options, on                          , 20     , and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

          4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”):

..

          5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Basic Rent is $                    .

          6. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to the knowledge of the undersigned, Landlord is not in default thereunder except as may be noted below. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder.

          7. As of the date hereof, there are no existing defenses or offsets, or, to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease, except:                     .

          8. Landlord has advanced or expended $                     of the Allowance (as defined in the Lease) leaving a balance of $                     available for use by Tenant. [Note: After October 1, 2005, the entire Allowance shall be deemed to have been advanced and neither Landlord nor any successor to Landlord will be liable for payment of any unused portion of the Allowance.]

          9. No rental has been paid more than thirty (30) days in advance and no Letter of Credit has been delivered to Landlord except as provided in the Lease.

          10. If Tenant is a corporation, partnership or other business entity, each individual executing this certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this certificate and that each person signing on behalf of Tenant is authorized to do so.

          11. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

          12. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any Hazardous Materials in the Premises.

          13. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full.

     Tenant acknowledges that this certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

     Executed as of                     , 20     .

TENANT:	ONLINE RESOURCES CORPORATION, a Delaware corporation
By:
Name:
Title:

EXHIBIT J

SUBORDINATION, NONDISTURBANCE AND
ATTORNMENT AGREEMENT

     THIS AGREEMENT made as of the                     day of                    , 2004, between WESTDEUTSCHE IMMOBILIENBANK, a German banking corporation, having an address of Wilh.-Th.-Roemheld-Str. 24, 55130 Mainz, Germany, Attention: Dr. Jürgen Gerber and Mr. Armin Gemmerich (“Lender”), FALK US PROPERTY INCOME FUND II, L.P., a Delaware limited partnership having an office c/o J. Greer Cummings, Jr., Boult, Cummings, Conners & Berry, PLC, 414 Union Street, Suite 1600, P.O. Box 198062, Nashville, Tennessee 37219 (“Landlord”), and, a Delaware corporation having an office at 4795 Meadow Wood Lane, Chantilly, Virginia 20151 (“Tenant”).

W I T N E S S E T H:

     WHEREAS, Landlord and Tenant entered into that certain lease dated April                    , 2004 with respect to the east wing (the “Demised Premises”) in the building (the “Building”) located at the premises commonly known as “Meadows IV” and located at 4795 Meadow Wood Lane, Chantilly, Virginia 20151, as more particularly described therein (said lease, as heretofore or hereafter amended and supplemented, is hereinafter called the “Lease”);

     WHEREAS, on the date hereof, Prudential assigned its interest in the Lease to Landlord;

     WHEREAS, Lender will be the holder of indebtedness secured by the Deed of Trust listed on Exhibit A attached hereto, between Lender and Landlord (the "Deed of Trust”), which encumbers the land and improvements (the “Mortgaged Premises”) more particularly described in the Deed of Trust, of which the Demised Premises and Landlord’s interest in the Lease are a part;

     WHEREAS, Lender is the the assignee under a certain Assignment of Rents and Leases, dated the date hereof and recorded on                    , in the                     Clerk’s Office as Instrument No.                    , between Landlord and Lender (the “Assignment”), which further encumbers the Mortgaged Premises and Landlord’s interest in the Leases; and

     WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Deed of Trust and to provide herein for the automatic amendment of the Lease in the event Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Deed of Trust or the Mortgaged Premises shall be conveyed by deed-in-lieu of foreclosure.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged by all parties, Lender, Landlord and Tenant hereby agree and covenant as follows:

Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Deed of Trust, with the provisions of the Deed of Trust controlling in all respects over the provisions of the Lease; moreover the Lease is subordinate and subject, in each and every respect, to any and all increases, renewals, modifications, extensions, substitutions, replacements, and/or consolidations of the Deed of Trust, and all other loan documents securing the Note, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

Non-disturbance. So long as Tenant is not in default (beyond any period given Tenant to cure such default in the Lease) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, (i) Tenant’s possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space, which may be effected in accordance with any option therefor in the Lease, shall not be terminated or interfered with by Lender in the exercise of any of its rights under the Deed of Trust, (ii) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Deed of Trust, (iii) any sale of the Mortgaged Premises pursuant to the exercise of any rights and remedies under the Deed of Trust or otherwise shall be made subject to Tenant’s right of possession under this Agreement and (iv) the Lease shall continue in full force and effect and shall not be terminated except in accordance with the terms of the Lease.

Attornment. If any proceedings are brought for the foreclosure of the Deed of Trust or if the Mortgaged Premises be sold pursuant to a trustee’s power of sale under the Deed of Trust, or Lender shall succeed to the interest of Landlord under the Lease in any manner, Tenant shall attorn and be bound to such party (whether Lender or another party) upon any such succession in interest, foreclosure sale, or trustee’s sale and shall recognize such party as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Lender or of any holder(s) of any of the indebtedness or other obligations secured by the Deed of Trust or any purchaser, any instrument or certificate which, in the reasonable judgment of the requesting party, may be necessary or appropriate (in any such foreclosure proceeding or otherwise) to evidence such attornment. In the event of any such attornment, Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligation of Tenant thereunder as a result of any such foreclosure proceeding or trustee’s sale.

Obligations of Lender. If Lender shall succeed to the interest of the Landlord under the Lease, or if any purchaser acquires the Demised Premises upon any foreclosure of the Deed of Trust or any trustee’s sale under the Deed of Trust, Lender or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any Default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent by Tenant or in the performance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be performed that the Landlord under the Lease had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. From and after any such attornment, Lender or such purchaser shall be bound to Tenant under all of the terms, covenants, and conditions of the Lease (as the Lease may be amended by this Agreement upon such attornment), and Tenant shall, from and after the succession to the interest of Landlord under the Lease by Lender or such purchaser, have the same remedies against Lender or such purchaser for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against the Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided further, however, that Lender or such purchaser shall not be liable or bound to Tenant as follows:

for any act or omission of any prior landlord (including Landlord); or

for any offsets or defenses which Tenant might have against any prior landlord (including Landlord) except those that relate to periods of time following acquisition of the Demised Premises by Lender; or

for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

by any amendment or modification of the Lease made without Lender’s consent except for those amendments/modifications permitted to be made by Landlord under the Loan Documents without Lender’s consent; or

for any security deposit, rental deposit or other deposit paid by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

for any repairs or replacements to or required by the Demised Premises or the Mortgaged Premises arising prior to the date Lender takes possession of the Demised Premises (unless they continue both after Lender takes possession of the Demised Premises and after Lender has a reasonable period of time to cure the same); or

for any moving, relocation or refurbishment allowance or any construction of or payment or allowance for Tenant improvements to the Demised Premises or any part thereof or to the Mortgaged Premises or any part thereof for the benefit of Tenant, provided, however, that Lender or such purchaser shall, notwithstanding the foregoing provision, be liable for any unpaid portion of the Allowance specified in Exhibit E of the Lease, and shall honor Tenant’s right of offset contained in Article 20 of the Lease, including any offset amounts accrued thereunder against Landlord or any other prior landlord; or

for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay without Lender’s approval; or

by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender.

The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during such person’s or entity’s period of ownership, and such liability shall terminate upon the transfer by such person or entity of its interest in the Lease and the Mortgaged Premises and the assumption of such liability by the transferee.

Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by the Landlord under the Lease to Tenant or by Tenant to the Landlord and promptly send written notice to Lender upon learning of any default under the Lease by any party to the Lease.

Tenant Warranty. Tenant affirms and warrants to Lender that it has validly executed the Lease; the Lease has not been amended except as stated herein, is valid, binding and enforceable, in full force and effect in accordance with its terms, and that to the knowledge of the undersigned representative of Tenant there are not any defaults thereunder or any set-offs or counterclaims.

Rent Payment. Tenant agrees to pay all rents directly to Lender in accordance with the Lease immediately upon notice of Lender’s succeeding to the Landlord’s interest under the Lease or that Lender is exercising its rights under the Deed of Trust or any other loan documents acting to secure the Note (including but not limited to the Assignment, any Conditional Assignment of Rents or any Assignment of Lessor’s Interest in Leases held by Lender) following a default by Landlord or other applicable party.

Status Quo of Loan Documents. Paragraph 7 of this Agreement is not intended to, and shall not, operate to amend or otherwise modify any rights of notice or cure granted to Landlord under the Loan Documents (as defined hereafter), and Lender shall, prior to providing the notice to Tenant contemplated under Paragraph 7, comply with all applicable provisions of the Loan Documents. For the purposes of this Paragraph 8, the “Loan Documents” are the Note, the Deed of Trust, the Assignment, any Conditional Assignment of Rents, any Assignment of Lessor’s Interest in Leases, and any and all other loan documents acting to secure or evidence the Note and signed by Landlord.

Notice of Deed of Trust. To the extent that the Lease shall entitle the Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Deed of Trust and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

Successor of Lender. The term “Lender” as used throughout this Agreement includes any successor, assigns or holder(s) in interest of the indebtedness secured by the Deed of Trust.

Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) that Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days, if practical, or less if required by the nature of the default, from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days such other period of time to cure provided that it commences within such applicable period of time and diligently carries such cure to completion; and (ii) that notice to the Landlord under the Lease (oral or written) shall not constitute notice to Lender.

No Abridgment. Nothing herein contained is intended, nor shall it be construed to abridge or adversely affect any right or remedy of the Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed.

Automatic Amendment of Lease. If any proceedings are brought for the foreclosure of the Deed of Trust or if the Mortgaged Premises shall be sold pursuant to a trustee’s power of sale under the Deed of Trust, or if Lender shall succeed to the interest of Landlord under the Lease in any manner, Tenant agrees that the Lease at such time shall be automatically amended without the necessity of executing any other instrument or agreement so as to be consistent with and subject to each of the following provisions notwithstanding anything to the contrary contained in the Lease:

Notices. The following provision shall control the giving of notices under this Agreement and under the Lease:

Any notice or communication required or permitted in this Lease shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, (c) United States mail, postage prepaid, registered or certified mail, return receipt requested or (d) prepaid telegram (provided that such telegram is confirmed by expedited delivery service or by mail in the manner previously described), addressed as provided below or to such other address or to the attention of such other person as shall be designated from time to time in writing by the applicable party and sent in accordance herewith. Notice also may be given by telex or telecopy, provided each such transmission is confirmed (and such confirmation is supported by documented evidence)

as received and further provided a telex or telecopy number, as the case may be, is set forth below for the applicable party.

To Lender:	Westdeutsche ImmobilienBank Wilh.-Th.-Roemheld-Str. 24 55032 Mainz Germany Attention: Dr. Jürgen Gerber

To Landlord:	Falk US Property Income Fund II, L.P. c/o J. Greer Cummings, Jr. Boult, Cummings, Conners & Berry, PLC 414 Union Street, Suite 1600 P. O. Box 198062 Nashville, Tennessee 37219

To Tenant:	Online Resources Corporation 4795 Meadow Wood Lane Suite 300 East Chantilly, Virginia 20151 Attention: Chief Financial Officer

Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of a telegram or telex or telecopy, upon receipt.

No Amendment or Termination of Lease. Lender and Tenant agree that Tenant’s interest in and obligations under the Lease shall not be altered, modified or terminated without the prior written consent of Lender, unless Lender’s consent is not required by the Loan Documents. Unless Lender’s consent is not required by the Loan Documents, Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender in any situation where Landlord’s consent to any such action is required under the Lease.

Interpretation. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns. This Agreement is subject to the laws of the State of Virginia.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

LENDER:

WESTDEUTSCHE IMMOBILIENBANK

By:

Name:

Title:

TENANT:

ONLINE RESOURCES CORPORATION

By:

Name:

Title:

LANDLORD:

FALK US PROPERTY INCOME FUND II, L.P.

By:	Falk U.S. Investments, Inc., a Delaware corporation, its General Partner

By:

Name:

Title:

STATE OF

COUNTY/CITY OF                    , to wit:

     The foregoing instrument was acknowledged before me this                     day of                    , 2004, by                    , of WESTDEUTSCHE IMMOBILIENBANK, on behalf of said corporation.

(SEAL)

Notary Public

My Commission Expires:

STATE OF

COUNTY/CITY OF                    , to wit:

     The foregoing instrument was acknowledged before me this                     day of                    , 2004, by                    , of ONLINE RESOURCES CORPORATION, a Delaware corporation, on behalf of said corporation.

(SEAL)

Notary Public

My Commission Expires:

STATE OF

COUNTY/CITY OF                    , to wit:

     The foregoing instrument was acknowledged before me this                     day of                    , 2004, by                    , of Falk U.S. Investments, Inc., a Delaware corporation, as General Partner of Falk US Property Income Fund II, L.P., a Delaware limited partnership, on behalf of said partnership.

(SEAL)

Notary Public

My Commission Expires:

EXHIBIT K

SIGNAGE

K-1

EXHIBIT L
CLEANING SPECIFICATIONS

L-1

EXHIBIT M

STACKED PARKING AREA